UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2022
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Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37570	27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 400
Mountain View, California 94041
(Address of Principal Executive Offices, Including Zip Code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PSTG	New York Stock Exchange LLC
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On March 2, 2022, Pure Storage, Inc. (“Pure”) issued a press release and will hold a conference call regarding its financial results for the quarter ended February 6, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information, including the exhibit(s) hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pure is making reference to non-GAAP financial information in the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.  These non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2022, Pure Storage, Inc. (“Pure”) announced that Mona Chu will become Vice President and Chief Accounting Officer of Pure on or before March 14, 2022. Ms. Chu will assume the roles and responsibilities as Pure’s principal accounting officer from Kevan Krysler, who will continue to serve as Pure’s Chief Financial Officer.

Ms. Chu previously served as Pure’s Vice President and Corporate Controller from January 2015 to December 2021. She provided services to Pure in a consultancy capacity from January 2022 to March 2022, in addition to serving as the Chief Accounting Officer at Impossible Foods Inc. during the same time period. Previously, Ms. Chu held senior accounting positions at Box, Inc. from 2013 to 2015 and at Google, Inc. from 2002 to 2013.

Pursuant to Ms. Chu’s offer letter (“Offer Letter”), Ms. Chu will receive an annual base salary of $350,000. In addition, Ms. Chu is eligible for an annual performance-based cash bonus, with a target amount equal to 60% of her base salary, based on performance measures set and being satisfied, as determined by the Compensation Committee of Pure’s Board of Directors (the “Board”). In addition, Ms. Chu will receive a one-time signing bonus of $565,000 (“Signing Bonus”). If Ms. Chu’s employment is terminated for any reason other than a layoff within the first 12 months of service, the net after tax amount of the Signing Bonus must be repaid in full. If Ms. Chu’s employment is terminated for any reason other than a layoff after 12 months but before the completion of 24 months of continuous service, the net after tax amount of the Signing Bonus must be repaid at a prorated rate where Ms. Chu’s repayment obligations are reduced by 1/12th for each full month of service after 12 months. There will be no repayment obligation after the completion of 24 months of services. Pursuant to the Offer Letter and Pure’s 2015 Equity Incentive Plan, upon the approval of the Compensation Committee of the Board, Ms. Chu would be granted a restricted stock unit award to acquire a number of shares of Pure’s common stock equal to $3,250,000 divided by the prior 30-calendar day average of the closing price of Pure’s common stock, ending on the 15th of the month in which the grant is made, rounded down to the nearest whole share (the “RSU Award”). The RSU Award will vest quarterly over four years at a rate of 1/16th per quarter, subject to Ms. Chu’s continuous service.

Ms. Chu will be eligible to participate in Pure’s Change in Control Severance Benefit Plan (“Severance Plan”) at the Vice President level. The Severance Plan was filed as Exhibit 10.12 to Pure’s Annual Report on Form 10-K (File No. 001-37570) filed with the Securities and Exchange Commission on March 25, 2021 (“2021 Annual Report”). The foregoing description is qualified in its entirety by reference to the Offer Letter, which will be filed as an exhibit to Pure’s Annual Report on Form 10-K for the period ending February 6, 2022. Except for the Offer Letter, there is no arrangement or understanding between Ms. Chu and any other person pursuant to which Ms. Chu was selected as an officer. Ms. Chu is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In connection with her appointment, Ms. Chu will execute Pure’s standard form of indemnity agreement for officers, which was filed as Exhibit 10.8 to the 2021 Annual Report.

Item 8.01 Other Events.

Pure’s board of directors has authorized incremental share repurchases of up to an additional $250 million under its stock repurchase program. The authorization allows Pure to repurchase shares of its Class A common stock opportunistically and will be funded from available working capital. Repurchases may be made at management’s discretion from time to time on the open market through privately negotiated transactions, transactions structured through investment banking institutions, block purchase techniques, 10b5-1 trading plans, or a combination of the foregoing. The repurchase program does not have an expiration date, does not obligate Pure to acquire any of its common stock, and may be suspended or discontinued by the company at any time without prior notice.

Cautions Concerning Forward-Looking Statements

This report contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, related to the share repurchase and the factors that will impact the amount and timing of purchases, if any, thereunder. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the company. Risks and uncertainties include, but are not limited to, those described under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Pure’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 7, 2021, and Pure’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, investors.purestorage.com or on request from the company. Pure does not undertake to update any forward-looking statements as a result of new information or future events or developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release entitled "Pure Storage Announces Fourth Quarter and Full Year Fiscal 2022 Financial Results"
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Kevan Krysler
Kevan Krysler
Chief Financial Officer
March 2, 2022